EXHIBIT 4
June 25, 2010 CRESCENDO Investment Corporation Japan Single-residence REIT Inc. Explanation of the merger between CIC and JSR Rule 802 Legend This exchange offer or business combination is made for the securities of a foreign company. The offer is subject to disclosure requirements of a foreign country that are different from those of the United States. Financial statements included in the document, if any, have been prepared in accordance with foreign accounting standards that may not be comparable to the financial statements of United States companies. It may be difficult for you to enforce your rights and any claim you may have arising under the federal securities laws, since the issuer is located in a foreign country, and some or all of its officers and directors may be residents of a foreign country. You may not be able to sue a foreign company or its officers or directors in a foreign court for violations of the U.S. securities laws. It may be difficult to compel a foreign company and its affiliates to subject themselves to a U.S. court's judgments. You should be aware that the issuer may purchase securities otherwise than under the exchange offer, such as in open market or privately negotiated purchases.

Table of Contents Background of the Merger Overview of the Merger Growth Strategy after the Merger Overview of New Corporation after the Merger These materials are distributed for information purposes only and not for the purpose of offering, solicitation or sale of any specific products. These materials include forward-looking statements. Such statements shall not be, however, the promise of any future business performance, management results, financial position, or other matters. In addition, the accuracy and validity of the contents of these materials are not guaranteed. Please be aware that the contents of these materials are subject to change or abolishment without notice. The contents contained in these materials may not be copied or used for other purposes. 2

1. Background of the Merger

Measures taken by CIC and HEIWA

Strengthened Sponsorship by HEIWA

- **Acquisition of all shares of the asset management company**
  - On October 19, 2009, HEIWA'S shareholding ratio in Canal Investment increased from 29.22% to 100%.
- **Dispatch of directors and statutory auditors to the asset management company**
  - Currently, a total of 6 officers, including the president and representative director, 2 full-time directors, 2 part-time directors, and 1 part-time statutory auditor, have been dispatched by HEIWA to the asset management company as a measure to strengthen governance.
- **Subscription of units of CIC by way of third-party allotment (approximately \3 billion)**
  - HEIWA shows a commitment as the largest investor holding approximately 20.0%* of units issued.

Establishment of Support by HEIWA

- **Support for acquisition of properties**
  - On March 29, 2010, Kayabacho HEIWA Building was acquired from HEIWA (for \4.79 billion).
  - NOI yield : 7.33% (occupancy ratio: 100%)
- **Support for internal growth**
  - Improved occupancy ratio: from 87.74% (as of November 30, 2009) to 91.48% (as of May 31, 2010)
- **Financial support**
  - New borrowings from 3 financial institutions including new borrowing from Sumitomo Mitsui Banking Corporation (\8.5 billion as of October 27, 2009)
  - Improved credit rating (assigned by R&I): from BB+ to BBB (as of November 13, 2009)
  - Resolution of notes on going concern (as of January 21, 2010)
  - Borrowings of \2 billion from Aozora Bank, Ltd. and Resona Bank, Limited (as of March 29, 2010)
- **Change of trade name of Canal Investment Trust Co., Ltd. (scheduled for July 1, 2010)**
  - HEIWA REAL ESTATE Asset Management CO., LTD.

Enhanced Credit Base and Strengthened Real Estate Management Expertise

Road Map to Medium to Long Term Growth



Achievement of Medium to Long Term Growth
Further expansion of asset scale of CIC
Improvement of portfolio quality
Achievement of external and internal growth
CRESCENDO Investment Corporation
Japan Single-residence REIT
Asset scale after Merger: approximately \145 billion*
Acquisition of properties with support from HEIWA
CRESCENDO Investment Corporation
Asset scale before Merger: approximately \96.9 billion*
Strengthening of financial base

Note: The asset scale before the Merger is the aggregate purchase price of CIC's assets before the Merger (including the purchase price of Kayabacho HEIWA Building), and the asset scale after the Merger is the total of the asset scale before the merger and the appraisal value for JSR's assets as of the end of January 2010. The ratio of units of CIC held by HEIWA (approximately 20.0%) includes the ratio of units held through Canal Investment.

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Background and Purpose of the Merger Increase of financing costs due to credit uncertainty of its sponsors Financial instability arising from short duration of loans Deterioration in investor confidence due to expected non- distribution of dividends for the current fiscal period Strategic move to seek future expansion of the asset scale Establishment of sponsor support from HEIWA Desire for further growth as multi-sector REIT (1) To further improve presence in the J-REIT sector by expanding the asset scale (2) To offset loss on sale of properties by utilizing negative goodwill, and to achieve balance sheet restructuring without reducing the level of distributions (3) To reduce financing costs by improving the creditworthiness of JSR (4) To achieve reduced book value and to improve the NOI yield by acquiring assets at market value pursuant to the purchase method (5) To reinforce management expertise for residential properties CRESCENDO Investment Corporation (CIC) Background Japan Single-residence REIT Inc. (JSR) Purpose 5 Resolution of unrealized loss of properties Need to strengthen profitability Average occupancy ratio: 91.48% (as of May 31, 2010) Average age: 13.7 years (as of May 31, 2010) NOI yield: 4.46% (fiscal year ended November 2009) Deterioration of financial base due to deterioration in creditworthiness of sponsors Improved creditworthiness through sponsorship from HEIWA Securement of stable suppliers of properties (properties held or developed by HEIWA) Stable cash flow supported by high quality properties Average occupancy ratio: 94.43% (as of May 31, 2010) Average age: 5.7 years (as of May 31, 2010) NOI yield: 4.77% (fiscal year ended January 2010) Strengths Tasks/ Weaknesses Mutually Supplemented through Merger

2. Overview of the Merger

CRESCENDO Investment Corporation

Overview of the Merger

Japan Single-residence REIT

Structure of the Merger



Apamanshop Sublease Co., Ltd.
Lehman Brothers Investments Japan Inc.
K.K. daVinci Holdings
Unitholding Ratio
HEIWA
19.38%
15.11%
Shareholding Ratio 100%
Acquisition of Shares of JSAM
Canal Investment (HEIWA REAL ESTATE Asset Management CO., LTD.)
JSAM
Unitholding Ratio
Make wholly-owned subsidiary
0.48%
0.37%
The asset management agreement
CIC (Surviving Corporation)
Absorption-type merger
JSR (Dissolving Corporation)

Schedule for the Merger

Date	Event
June 21, 2010	Execution of the Merger Agreement for REITs Execution of Share Purchase Agreements for JSAM shares Decision of Unit Split
September 1, 2010	Date of general meeting of unitholders of JSR (scheduled)
September 2, 2010	Acquisition Date for JSAM shares (scheduled)
September 17, 2010	Date of general meeting of unitholders of CIC (scheduled)
September 28, 2010	Delisting date of JSR's investment units (scheduled)
October 1, 2010	Effective date of the Merger (scheduled) Effective date of Unit Split (scheduled)
November 30, 2010	The first end of Fiscal Period after Merger (scheduled)

Overview of the Merger

- Method of Merger: Absorption-type merger whereby CIC will be the surviving corporation and JSR will be the absorbed corporation
- Merger ratio: CIC:JSR = 1:0.75
- Resolution for approval of Merger: Approval of Merger Agreement by the affirmative vote of at least two thirds of unitholders at JSR's general meeting of unitholders is required.
- Unit split: 4-for-1 unit split for units of CIC (Merger ratio after unit split CIC:JSR = 1:3, 3 units (post-unit split) of CIC per 1 unit of JSR will be allotted)

Major Conditions Precedent in order for the Merger to Become Effective

- Completion of approval at general meetings of unitholders of both CIC and JSR, other procedures pursuant to applicable laws and ordinances, and acquisition of required permits and approvals required in relation to the Merger or in order to implement the matters contemplated in connection with the Merger.
- Completion of refinancing or changes to the terms of JSR's loans that are reasonably satisfactory to CIC or presented by JSR in advance.
- Compliance with obligations under loan agreements, trust agreements and other agreements with third parties to which JSR and CIC are parties, completion of remedy of any breach of financial covenants or other provisions, if any, and obtainment of any necessary consents or other approvals by counterparties and other parties with respect to the Merger under agreements with third parties.
- Termination of asset management agreement, asset custody agreement and general administration agreements executed by JSR with JSAM, JSR's asset custodian and general administration companies, all likely on the condition that the Merger becomes effective.
- Amendment or termination of property management agreement and other agreements with third parties executed by JSR completely or likely, as CIC considers reasonably necessary.
- Reasonable confirmation by CIC and JSR that the procedures for filing Form F-4 are not necessary for the Merger under the U.S. Securities Act of 1933, as amended.
- Confirmation by CIC and JSR that no positive goodwill is recognized upon the Merger (including agreement on the measures by which no positive goodwill is recognized), and agreement on the appropriate method of amortization of the negative goodwill to be carried out by CIC after the Merger.

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3. Growth Strategy after the Merger

Significance of Merger 9 Expand Asset Scale Improve Portfolio Quality Improve Liquidity of Investment Units Improve degree of recognition and brand power through expansion of asset scale Current asset scale of CIC will expand from approximately ¥96.9 billion* to ¥145 billion Risk diversification and stabilization of profits by diversification across property types Offices 35.9%, Residential 61.1%, Hotels 3.0%* Synergy achieved by efficient operation Negative goodwill of approximately ¥11.4 billion* (trial calculation) Ability to replace properties strategically and flexibly under long-term vision Negative goodwill applied to any loss on sale Desire increased trading volume and stabilized units price through expansion of asset scale, unit split, and issue of new units upon Merger Desire expansion of investors through decline in transaction price following unit split Note: Dramatic improvement of status in J-REIT market The asset scale before the Merger is the aggregate purchase price of CIC's assets before the Merger (including the purchase price of Kayabacho HEIWA Building). The asset scale after the Merger is the total amount of the asset scale of CIC before the Merger and the appraisal value of JSR's assets as of the end of January 2010. Such asset scale, taking into account the application of the purchase method, is calculated based on the acquisition price, which is assumed to be the appraisal value for JSR's assets as of the end of January 2010, and the aggregate purchase price of CIC's assets before the Merger (including the purchase price of Kayabacho HEIWA Building). The expected negative goodwill is based on a trial calculation made by CIC and JSR using the appraisal value for JSR's asset as of the end of January 2010 and the closing price of investment units of CIC as of June 24, 2010, and not audited. The result under the trial calculation is not guaranteed, and may change significantly due to a fluctuation in the real estate appraisal value or unit price on the day immediately preceding the effective date of the Merger, or due to other circumstances.

359 559 917 1,018 1,019 1,019 921 969 968 541 493 292 312 351 1,450 566 566 566 566 566 522 566 0 500 1,000 1,500 2,000 2,500 3,000 05/5 05/11 06/1 06/5 06/7 06/11 07/1 07/5 07/7 07/11 08/1 08/5 08/7 08/11 09/1 09/5 09/7 09/11 10/1 Before the Merger (10/5) Proforma after the Merger Expansion of Asset Scale CIC JSR (Hundred million yen) Growth Scenario after the Merger Fiscal Period of CIC Fiscal Period of JSR Expansion of Asset Scale by the Merger Further Expansion of Asset Scale by External growth Expansion of Asset Scale by the Merger 10 Note: The asset scale before the Merger is the aggregate purchase price of CIC's assets before the Merger (including the purchase price of Kayabacho HEIWA Building). The asset scale after the Merger is the total amount of the asset scale of CIC before the Merger and the appraisal value of JSR's assets as of the end of January 2010. For Medium to Long Term Growth of CIC Portfolio Restructuring Resolution of unrealized loss of properties and improvement in quality of properties Purchase of new properties Stabilization of Financial Base Realization of appropriate LTV levels Strengthening of bank formation Improving Profitability Improvement of portfolio occupancy ratio Reduction of financial cost Maintenance and Improvement of Unit Price Improvement of liquidity of investment units Strengthening of IR activities Medium to Long Term Growth in EPS Increase in Unit Price

Change in CIC's Position in J-REIT Market Source : The Association for Real Estate Securitization Note : As of the end of most recent fiscal period (including the purchase price of Kayabacho HEIWA Building.) ^The asset scale, taking into account the application of the purchase method, is calculated based on the appraisal value of JSR's assets as of the end of January 2010 as a market value. 11 CIC ranks higher in 22nd place out of 37 issues in the J-REIT market following the Merger 1,450 969 566 0 1,000 2,000 3,000 4,000 5,000 6,000 7,000 8,000 NBF JRF JRE NOF ADR JPR ORIX MTR DAO NCI KRI UUR MHR BLI TRE NAF JEX FRI TOP MID PIC (after the Merger) CIC NRF GOR JLF HRI FRC JOI JRH JOR CIC IIF JHR INV PRI JSR SPR NHF FCR (Hundred million yen)

Others 8.7% Nagoya 3.7% Fukuoka 7.5% Kyoto 8.5% Osaka 10.7% The Tokyo metropolitan area 3.8% 23 wards in Tokyo 57.0% Change in Portfolio Composition by the Merger CIC JSR Pro Forma of CIC after the Merger Usage (Based on acquisition price ) Occupancy ratio NOI Yield Area (Based on acquisition price ) Number of Properties Held Note:^ Occupancy ratio is as of the end of May, 2010 and NOI yield is as of the end of latest fiscal period. The pro forma of CIC after the Merger, taking into account the application of the purchase method, is calculated based on the acquisition price, which is assumed to be the appraisal value for JSR's assets as of the end of January 2010, and the aggregate purchase price of CIC's assets before the Merger (including the purchase price of Kayabacho HEIWA Building). 47 43 90 4.46% 4.77% 4.81% 91.48% 94.43% 92.81% 12 Offices 53.7% Residences 46.3% Hotels 8.2% Residences 91.8% Hotels 3.0% Offices 35.9% Residences 61.1% 23 wards in Tokyo 76.2% The Tokyo metropolitan area 15.1% Kobe 8.7% 23 wards in Tokyo 70.2% The Tokyo metropolitan area 11.4% Kobe 5.8% Osaka 3.3% Kyoto 2.8% Others 3.0% Nagoya 1.3% Fukuoka 2.3%

CRESCENDO Investment Corporation
Japan Single-residence REIT

Utilizing Negative Goodwill


Balance Sheet of JSR Before Merger
Assets (Book Value)
Liabilities (Book Value)
Net Assets
Market Valuation of JSR's Assets and Liabilities Upon Application of Purchase Method
Assets Acquired (Market Value)
Liabilities Assumed (Market Value)
Negative Goodwill
Other Costs relating to Merger
Consideration for Merger

■ Market Value of Assets and Liabilities of JSR, Merged Investment Corporation, pursuant to Purchase Method

–Purchase method applied because the Merger falls under an "acquisition."
–The book value of approximately ¥56.2 billion of the Real estate to be acquired from JSR is exchanged to the market value of approximately ¥48.1 billion.*

■ Generation of Negative Goodwill

–Negative goodwill is generated because consideration for the Merger is less than the difference between assets acquired and liabilities assumed.
–Amount of negative goodwill to be generated: approximately 11.4 billion yen.*
•Negative Goodwill = Assets Acquired (Market Value) – Liabilities Assumed (Market Value) – Consideration for Merger – Costs relating to Merger

■ Accounting and Tax Treatment for Negative Goodwill

–Negative goodwill is recorded as extraordinary profits in the profit and loss statement in the fiscal period immediately after the Merger.
–Negative goodwill is exempt from tax because it is not regarded as income for tax purposes.
–To meet the conduit requirement (requirement to distribute distributable income in excess of 90%), negative goodwill is amortized (i) equally over the period of 100 years (*100-nen kinto kasan hoshiki*) (in principle) or (ii) when a tied land is disposed (*tochi himotsuki hoshiki*) for tax purposes.
–By utilizing negative goodwill, dividends can be equalized even in the case that unexpected situations like the loss on sale of properties occurred.

* For the market value of the assets acquired from JSR, it is assumed that JSR's assets are acquired for the appraisal value as of the end of January 2010.
The expected negative goodwill is based on a trial calculation made by CIC and JSR using the appraisal value for JSR's asset as of the end of January 2010 and the closing price of investment units of CIC as of June 24, 2010, and not audited. The result under the trial calculation is not guaranteed, and may change significantly due to a fluctuation in the real estate appraisal value or unit price on the record date being the day immediately preceding the effective date of the Merger, or due to other circumstances.

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Overview of New Corporation after Merger

CRESCENDO Investment Corporation

Status of Surviving Corporation

Japan Single-residence REIT

Name	CRESCENDO Investment Corporation
Address	5-1, Atago 2-chome, Minato-ku, Tokyo
Executive Director	Masaaki Higashihara
Supervisory Directors	Kazutoshi Otsubo, Eiichiro Yokoyama, Takashi Sugiura
Unitholder's Capital	Undetermined; to be announced once confirmed
Date of Incorporation	January 31, 2002
Total Number of Units Issued	695,897 units (After CIC unit split)
End of Fiscal Period	May and November
Name of Asset Management Company	HEIWA REAL ESTATE Asset Management CO., LTD.
Address of Asset Management Company	5-1, Atago 2-chome, Minato-ku, Tokyo
Title and Name of Representative of Asset Management Company	Takaya Ichikawa, Representative Director and President

Note: Canal Investment plans to change its trade name to HEIWA REAL ESTATE Asset Management CO., LTD. on July 1, 2010.

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Interest Bearing Debt 16 Lender Outstanding Balance (million yen) Interest Rate Due Date Remarks Short-term Borrowings Aozora Bank, Ltd. Sumitomo Mitsui Banking Corporation Resona Bank, Limited. 8,458 1.87273% October 27, 2010 Secured Unguaranteed Long-term Borrowings Aozora Bank, Ltd. Resona Bank, Limited. The Norinchukin Bank The Nishi-Nippon City Bank, Ltd. Sompo Japan Insurance Inc. The Hokkaido Bank, Ltd. 6,965 1.71500% October 29, 2010 Secured Unguaranteed Long-term Borrowings Aozora Bank, Ltd. Resona Bank, Limited. 7,960 2.08500% October 31, 2012 Secured Unguaranteed Long-term Borrowings Aozora Bank, Ltd. 4,577 1.62636% October 31, 2011 Secured Unguaranteed Long-term Borrowings Aozora Bank, Ltd. Resona Bank, Limited. 2,000 1.82636% October 31, 2012 Secured Unguaranteed Corporate Bonds - 10,000 2.17000% October 31, 2012 Unsecured Unguaranteed Total - 39,960 - CIC Interest Bearing Debt (As of May 31, 2010) JSR Interest Bearing Debt (As of May 31, 2010) Lender Outstanding Balance (million yen) Interest Rate Due Date Remarks Short-term Borrowings The Chuo Mitsui Trust and ^Banking Company, Limited Aozora Bank, Ltd. Mizuho Trust & Banking ^co., Ltd. Sumitomo Mitsui Banking Corporation The Bank of Tokyo-^Mitsubishi UFJ, Ltd. Resona Bank, Limited. 10,554 1.72464% August 31, 2010 Secured Unguaranteed Short-term Borrowings Aozora Bank, Ltd. 6,130 2.22462% August 31, 2010 Secured Unguaranteed Short-term Borrowings The Musashino Bank,Ltd. 519 1.94455% September 30, 2010 Secured Unguaranteed Long-term Borrowings due within one year GE Japan Corporation 13,250 4.16188% June 30, 2010 Secured Unguaranteed Total - 30,454 - Pro Forma of CIC after the Merger 10,000 16,684 15,423 4,577 9,960 13,250 519 0 5,000 10,000 15,000 20,000 25,000 6 7 8 9 10 11 12 1 2 3 4 5 6 7 8 9 10 11 12 1 2 3 4 5 6 7 8 9 10 11 12 After 2013 CIC Borrowings CIC Corporate Bonds JSR Borrowings 2010 2011 2012 (million yen) 10/1 Effective date of the Merger (scheduled)

Major Unitholders

CIC

No	Name	Number of units held (shares)	Share of total units issued (%)
1	HEIWA REAL ESTATE CO.,LTD.	25,573	19.39%
2	MSREF VI RIVER FIVE, LIMITED	20,640	15.65%
3	NIKKO CITI TRUST AND BANKING CORPORATION (INVESTMENT TRUST ACCOUNT)	10,393	7.88%
4	JAPAN TRUSTEE SERVICES BANK, LTD. (TRUST ACCOUNT)	6,117	4.64%
5	MORGAN STANLEY & CO. INTERNATIONAL PLC	5,163	3.91%
6	MSREF VI RIVER SIX, LIMITED JAPAN	4,940	3.75%
7	GOLDMAN SACHS INTERNATIONAL	4,445	3.37%
8	DEUTSCHE BANK AG LONDON-PB NON-TREATY CLIENTS 613	3,555	2.70%
9	THE MASTER TRUST BANK OF JAPAN, LTD. (TRUST ACCOUNT)	2,972	2.25%
10	UBS AG LONDON A/C IPB SEGREGATED CLIENT ACCOUNT	2,401	1.82%
	Total	86,199	65.36%
	Total number of units issued outstanding	131,891	100.00%

JSR

No	Name	Number of units held (shares)	Share of total units issued (%)
1	PROSPECT JAPAN FUND LIMITED	5,554	9.90%
2	NIKKO CITI TRUST AND BANKING CORPORATION (INVESTMENT TRUST ACCOUNT)	4,391	7.83%
3	PERMAL LONG FUNDS - JAPAN FUND	3,479	6.20%
4	GOLDMAN SACHS INTERNATIONAL	2,794	4.98%
5	CGML – LONDON EQUITY	2,761	4.92%
6	STATE STREET BANK AND TRUST COMPANY 505200	2,208	3.94%
7	JAPAN TRUSTEE SERVICES BANK, LTD. (TRUST ACCOUNT)	2,119	3.78%
8	BBH FOR OPPENHEIMER QUEST INTERNATIONAL VALUE FUND	1,933	3.44%
9	THE OKINAWA KAIHO BANK, LTD.	1,825	3.25%
10	MINAMI NIPPON BANK, LTD.	1,571	2.80%
	Total	28,635	51.03%
	Total number of units issued outstanding	56,111	100.00%

Pro Forma of CIC after the Merger

No	Name	Number of units held (shares)	Share of total units issued (%)
1	HEIWA REAL ESTATE CO.,LTD.	102,292	14.70%
2	MSREF VI RIVER FIVE, LIMITED	82,560	11.86%
3	NCT TRUST AND BANKING CORPORATION (INVESTMENT TRUST ACCOUNT)	54,745	7.87%
4	JAPAN TRUSTEE SERVICES BANK, LTD. (TRUST ACCOUNT)	30,825	4.43%
5	GOLDMAN SACHS INTERNATIONAL	26,162	3.76%
6	PROSPECT JAPAN FUND LIMITED	21,006	3.02%
7	MORGAN STANLEY & CO. INTERNATIONAL PLC	20,652	2.97%
8	MSREF VI RIVER SIX, LIMITED JAPAN	19,760	2.84%
9	DEUTSCHE BANK AG LONDON-PB NON-TREATY CLIENTS 613	14,220	2.04%
10	THE MASTER TRUST BANK OF JAPAN, LTD. (TRUST ACCOUNT)	11,888	1.71%
	Total	379,766	54.57%
	Total number of units issued outstanding	695,897	100.00%

Note: Based on information on major unitholders on the record of unitholders register as of the end of the most recent financial periods.

Calculated taking into consideration 4-for-1 unit split and merger ratio of CIC : JSR = 1 : 0.75.

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CRESCENDO Investment Corporation

CIC Main Portfolio

Japan Single-residence REIT

Kayabacho HEIWA Building



- Office
- Chuo-ku, Tokyo
- Lot Area : 811.59㎡
- Total Floor Area :5,038.57㎡

Hatchobori SF Building



- Office
- Chuo-ku, Tokyo
- Lot Area : 533.05㎡
- Total Floor Area : 3,386.85㎡

NV Tomioka Building



- Office
- Koto-ku, Tokyo
- Lot Area : 748.36㎡
- Total Floor Area :4,558.01㎡

Kokusai Tameike Building



- Office
- Minato-ku, Tokyo
- Lot Area : 533.32㎡
- Total Floor Area :3,089.73㎡

Landstage Shirokanetakanawa



- Residence
- Minato-ku, Tokyo
- Lot Area : 922.21㎡
- Total Floor Area :5,282.41㎡

Mirum Wakabayashi Koen



- Residence
- Setagaya-ku, Tokyo
- Lot Area : 2,949.17㎡
- Total Floor Area :6,689.03㎡

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CRESCENDO Investment Corporation

CIC Portfolio No.1

Japan Single-residence REIT

Usage	Property Names	Addresses	Acquisition Prices (mm yen)	Book Value (mm yen)	Appraised Value (mm yen)	Occupancy ratio (as of the end of May, 2010)	Constructed
Office	Asahi Life Insurance Gotanda Building	Shinagawa-ku, Tokyo	1,290	1,285	1,546	100.00%	May 1980
	Suitengu HEIWA Building	Chuo-ku, Tokyo	1,550	1,509	1,651	100.00%	August 1991
	NV Tomioka Building	Koto-ku, Tokyo	2,500	2,487	2,560	100.00%	December 1990
	Hamamatsucho SS Building	Minato-ku, Tokyo	1,530	1,566	1,640	88.81%	December 1991
	Kokusai Tameike Building	Minato-ku, Tokyo	2,700	2,786	2,780	75.29%	February 1992
	Grace Building Sengakujimae	Minato-ku, Tokyo	1,220	1,203	1,490	89.64%	June 1994
	Nisso Dai 15 Building	Yokohama-shi, Kanagawa	1,550	1,473	1,450	100.00%	February 1993
	Nihonbashi Daiichi Building	Chuo-ku, Tokyo	2,150	2,213	2,210	100.00%	March 1988
	Hatchobori SF Building	Chuo-ku, Tokyo	3,060	3,111	2,580	100.00%	October 1991
	Shibuya AX Hills	Shibuya-ku, Tokyo	1,860	1,868	1,640	61.16%	March 2006
	KCA Building	Chiyoda-ku, Tokyo	1,730	1,740	1,173	82.20%	November 1987
	Daiwa Nakameguro Building	Meguro-ku, Tokyo	2,870	2,925	2,310	100.00%	February 1988
	Anwa Tsukasacho Building	Chiyoda-ku, Tokyo	1,385	1,376	1,130	100.00%	October 1990
	Hatchobori MF Building	Chuo-ku, Tokyo	1,110	1,131	1,040	79.83%	January 1988
	M^2 Harajuku	Shibuya-ku, Tokyo	3,418	3,392	4,106	100.00%	January 1970
	Sannomiya Sanwa Toyo Building	Kobe-shi, Hyogo	8,390	8,504	6,410	86.68%	November 1990
	Funabashi Face Building	Funabashi-shi, Chiba	3,900	3,859	3,140	100.00%	April 2003
	Adesso Nishiazabu	Minato-ku, Tokyo	640	643	543	73.06%	October 2003
	CIC Toranomon Building	Minato-ku, Tokyo	1,675	1,730	1,411	86.51%	November 1990
	Aria Ikebukuro	Toshima-ku, Tokyo	1,314	1,344	1,130	88.38%	December 1993
	CIC Yushima Building	Bunkyo-ku, Tokyo	1,434	1,482	1,340	100.00%	July 1989
	Kayabacho HEIWA Building*	Chuo-ku, Tokyo	4,798	4,798	5,080	100.00%	April 1992
Sub Total (Offices)			52,074	52,437	48,360	93.60%	

Note: All dates excluding occupancy ratio are as of the end of the most recent fiscal period. (information of Kayabacho HEIWA Building is as of February 1, 2010.)

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CRESCENDO Investment Corporation

CIC Portfolio No.2

Japan Single-residence REIT

Usage	Property Names	Addresses	Acquisition Prices (mm yen)	Book Value (mm yen)	Appraised Value (mm yen)	Occupancy ratio (as of the end of May, 2010)	Constructed
Residence	Concord Ichikawa	Ichikawa-shi, Chiba	430	417	440	100.00%	March 2003
	CIC Meguro	Meguro-ku, Tokyo	660	644	563	100.00%	April 2003
	Regulus Higashikasai	Edogawa-ku, Tokyo	650	625	643	100.00%	November 2002
	Mirum Wakabayashi Koen	Setagaya-ku, Tokyo	3,610	3,444	3,480	93.51%	February 2004
	Mirum Himonya	Meguro-ku, Tokyo	1,560	1,521	1,474	90.14%	February 2004
	Main Stage Minami Azabu III	Minato-ku, Tokyo	1,370	1,361	1,208	95.00%	April 2004
	Cosmos Gracia Azabujuban	Minato-ku, Tokyo	1,260	1,265	1,168	88.56%	January 2005
	Advantage Gakugeidaigaku	Meguro-ku, Tokyo	1,000	979	866	76.84%	March 2005
	Hermitage Higashikanda	Chiyoda-ku, Tokyo	1,100	1,069	1,100	93.30%	June 2005
	Hermitage Higashinihonbashi	Chuo-ku, Tokyo	1,210	1,179	1,210	96.19%	June 2005
	Hermitage Nerima	Nerima-ku, Tokyo	690	672	693	91.78%	May 2005
	Landstage Shirokanetakanawa	Minato-ku, Tokyo	4,030	4,063	4,100	94.71%	August 2005
	Urbyl Berger Meidaimae	Setagaya-ku, Tokyo	1,070	1,064	926	94.28%	June 2005
	Joy City Nihonbashi	Chuo-ku, Tokyo	1,130	1,129	944	91.24%	May 2005
	Grefas Kamishakujii	Nerima-ku, Tokyo	950	946	909	94.94%	May 2006
	T&G Kinshicho Mansion	Sumida-ku, Tokyo	1,100	1,149	972	90.97%	March 2005
	Glenpark Ginza EAST	Chuo-ku, Tokyo	5,940	5,944	4,280	72.89%	March 2005
	Glenpark Shin-yokohama	Yokohama-shi, Kanagawa	3,350	3,350	2,370	95.86%	September 2006
	Glenpark Ikedayama	Shinagawa-ku, Tokyo	1,640	1,656	1,070	61.02%	July 2003
	Rune Higashiterao	Yokohama-shi, Kanagawa	4,500	4,475	2,970	89.43%	April 1992
	Residence Mukogaoka	Bunkyo-ku, Tokyo	2,350	2,372	1,650	96.67%	January 2000
	Residence Higashimagome	Ota-ku, Tokyo	1,630	1,635	1,140	89.22%	August 2001
	Glenpark Gakugeidaigaku	Meguro-ku, Tokyo	1,650	1,658	1,070	81.59%	January 2005
	Advantage Kameido	Koto-ku, Tokyo	1,050	1,096	1,040	100.00%	January 2008
	Vante Tanashi	Nishi Tokyo-Shi, Tokyo	911	939	843	91.43%	March 1989
Sub Total (Residences)			44,841	44,665	37,129	89.89%	
Total (All Properties)			96,915	97,102	85,489	91.48%	

Note: All dates excluding occupancy ratio are as of the end of the most recent fiscal period.

20

JSR Main Portfolio

CRESCENDO Investment Corporation

Japan Single-residence REIT

TOUR JAUNE Komazawa-koen



- Residence
- Setagaya-ku, Tokyo
- Lot Area : 2,425.44㎡
- Total Floor Area :11,468.94㎡

Single-residence Waseda First-Square



- Residence
- Shinjuku-ku, Tokyo
- Lot Area : 820.34㎡
- Total Floor Area :3,440.06㎡

Single-residence Umeda TOWER



- Residence
- Osaka-shi, Osaka
- Lot Area : 631.79㎡
- Total Floor Area :7,105.00㎡

Single-residence Hirao



- Residence
- Fukuoka-shi, Fukuoka
- Lot Area : 1,599.97㎡
- Total Floor Area :6,476.24㎡

Single-residence Sendagi



- Residence
- Bunkyo-ku, Tokyo
- Lot Area : 249.06㎡
- Total Floor Area :1,469.91㎡

Single-residence Karasuma Kuramaguchi



- Residence
- Kyoto-shi, Kyoto
- Lot Area : 471.10㎡
- Total Floor Area :1,362.90㎡

21

CRESCENDO Investment Corporation

JSR Portfolio No.1

Japan Single-residence REIT

Usage	Property Names	Addresses	Acquisition Prices (mm yen)	Book Value (mm yen)	Appraised Value (mm yen)	Occupancy ratio (as of the end of May, 2010)	Constructed
Residence	Single-residence Shiba-koen	Minato-ku, Tokyo	954	937	848	100.00%	August 2003
	Single-residence Mita	Minato-ku, Tokyo	1,250	1,223	1,140	100.00%	March 2004
	Single-residence Takanawa	Minato-ku, Tokyo	900	883	768	91.35%	Februrary 2003
	La Residence de Shirokanedai	Minato-ku, Tokyo	947	945	788	96.44%	Februrary 2004
	Single-residence Ginzahigashi	Chuo-ku, Tokyo	1,613	1,593	1,440	95.67%	Februrary 1999
	Single-residence Hatchobori II	Chuo-ku, Tokyo	2,170	2,138	1,970	93.71%	January 2002
	Single-residence Hatchobori III	Chuo-ku, Tokyo	1,010	978	825	88.85%	January 2004
	Single-residence Ginza	Chuo-ku, Tokyo	1,127	1,085	1,010	95.73%	July 2004
	TOUR JAUNE Komazawa-koen	Setagaya-ku, Tokyo	7,072	7,085	6,370	94.14%	January 2001
	Single-residence Umeda TOWER	Osaka-shi, Osaka	2,850	2,711	1,960	95.47%	August 2003
	Single-residence Nakanoshima	Osaka-shi, Osaka	645	634	464	94.46%	June 2001
	Single-residence Awaza	Osaka-shi, Osaka	664	640	576	95.27%	March 2002
	Single-residence Marunouchi	Nagoya-shi, Aichi	695	674	653	84.74%	February 2004
	Single-residence Hirao	Fukuoka-shi, Fukuoka	2,300	2,220	1,740	93.42%	March 2003
	Single-residence Kawaramachi Nijo	Kyoto-shi, Kyoto	639	622	546	96.26%	February 2005
	Single-residence Minami 6 Jyo	Sapporo-shi, Hokkaido	295	285	235	92.96%	March 2004
	Single-residence Tenjinminami	Fukuoka-shi, Fukuoka	782	786	670	97.85%	February 1998
	Single-residence Tenjinhigashi	Fukuoka-shi, Fukuoka	642	616	481	83.12%	August 2005
	Single-residence Shijyo Kawaramachi	Kyoto-shi, Kyoto	2,500	2,527	2,040	94.47%	March 2007
	La Residence de Sendagi	Bunkyo-ku, Tokyo	951	951	817	100.00%	February 2006
	Single-residence Sendagi	Bunkyo-ku, Tokyo	1,049	1,047	901	96.98%	February 2006
	Single-residence Komazawa-koen	Setagaya-ku, Tokyo	708	728	633	91.66%	July 2006
	Single-residence Musashikoyama	Shinagawa-ku, Tokyo	930	970	836	100.00%	November 2006
	Single-residence Kokubunji	Kokubunji-shi, Tokyo	1,043	1,043	856	98.02%	January 2006

Note: All dates excluding occupancy ratio are as of the end of the most recent fiscal period.

22

CRESCENDO Investment Corporation

JSR Portfolio No.2

Japan Single-residence REIT

Usage	Property Names	Addresses	Acquisition Prices (mm yen)	Book Value (mm yen)	Appraised Value (mm yen)	Occupancy ratio (as of the end of May, 2010)	Constructed
Residence	Single-residence Hisayaodori	Nagoya-shi, Aichi	1,420	1,404	1,170	93.84%	March 2006
	Single-residence Karasuma Kuramaguchi	Kyoto-Shi, Kyoto	685	701	603	95.15%	March 2007
	Single-residence Nishishinjuku WEST	Shinjuku-ku, Tokyo	2,291	2,299	1,960	89.66%	March 2006
	Single-residence Nishishinjuku EAST	Shinjuku-ku, Tokyo	1,341	1,349	1,150	97.59%	March 2006
	Single-residence Higashishinjuku	Shinjuku-ku, Tokyo	1,560	1,557	1,360	92.98%	March 2007
	Single-residence Higashishinsaibashi	Osaka-shi, Osaka	730	733	604	94.98%	September 2006
	Single-residence Kitayobancho	Sendai-shi, Miyagi	954	950	831	85.53%	January 2007
	Single-residence Atagobashi	Sendai-shi, Miyagi	815	809	716	100.00%	January 2007
	Single-residence Kyudaibyoin-mae	Fukuoka-shi, Fukuoka	530	548	449	84.44%	January 2007
	Single-residence Asakusabashi	Taito-ku, Tokyo	940	943	791	84.62%	September 2006
	Single-residence Ichibancho	Sendai-shi, Miyagi	993	990	864	95.26%	February 2007
	Single-residence Higashinakano	Nakano-ku, Tokyo	1,142	1,150	966	95.19%	February 2007
	Single-residence Minami 5 Jyo	Sapporo-shi, Hokkaido	494	518	424	100.00%	January 2007
	Single-residence Waseda First-Square	Shinjuku-ku, Tokyo	3,018	3,037	2,380	91.21%	May 2007
	Single-residence Waseda Second-Square	Shinjuku-ku, Tokyo	1,274	1,292	990	90.75%	May 2007
Sub Total (Residences)			51,930	51,618	43,825	92.41%	
Hotel	Super Hotel Osaka Tennoji	Osaka-shi, Osaka	1,173	1,142	1,120	100.00%	January 2004
	Super Hotel Kyoto Karasumagojyo	Kyoto-shi, Kyoto	978	953	934	100.00%	January 2004
	Super Hotel Saitama Omiya	Saitama-shi, Saitama	1,120	1,098	1,000	100.00%	July 2006
	Super Hotel Sendai Hirose-dori	Sendai-shi, Miyagi	1,390	1,361	1,240	100.00%	January 2007
Sub Total (Hotels)			4,661	4,556	4,294	100.00%	
Total (All Properties)			56,591	56,174	48,119	94.43%	

23

Note: All dates excluding occupancy ratio are as of the end of the most recent fiscal period.

[Provisional Translation Only] The English translation of the original Japanese document is provided solely for information purposes. Should there be any discrepancies between this translation and the Japanese original, the latter shall prevail.